Exhibit 99.1

Jive Software Announces Fourth Quarter and Full Year 2012 Financial Results

•	Record fourth quarter:

•	Total revenue of $32.5 million, up 44% year-over-year

•	Product revenue of $28.6 million, up 49% year-over-year

•	Total billings of $52.0 million, up 44% year-over-year

•	Record fiscal year:

•	Total revenue of $113.7 million, up 47% year-over-year

•	Product revenue of $100.0 million, up 53% year-over-year

•	Total billings of $152.9 million, up 46% year-over-year

Palo Alto, Calif. – February 5, 2013 — Jive Software, Inc. (NASDAQ: JIVE), a leader in social business, today announced financial results for its fourth quarter and fiscal year ended December 31, 2012.

“Growing market demand on a global basis contributed to a strong finish to a record year for Jive. During the fourth quarter, we experienced an acceleration in million dollar customer commitments, including the largest annual contract value deal in the history of Jive, and continued to add blue chip customers as part of our land and expand strategy,” stated Tony Zingale, Chairman & CEO of Jive.

“After pioneering the social business market, Jive created a clear market leadership position based on delivering the industry’s most robust and innovative platform,” Zingale added. “We believe that 2013 will be the year that social business goes mainstream as customer focus continues to shift from features and functions to business value. Through the work just completed by a top three global business consultancy firm, companies using Jive reported a 15% increase in workforce productivity and a 4% increase in revenue. Our competitive advantage has become even stronger and we believe Jive is well positioned to gain significant market share as social business moves to mass adoption.”

Fourth Quarter 2012 Financial Highlights

•

Revenue: Total revenue for the fourth quarter was $32.5 million, an increase of 44% on a year-over-year basis. Within total revenue, product revenue was $28.6 million for the fourth quarter, an increase of 49% on a year-over-year basis. Professional services revenue for the fourth quarter was $3.9 million, an increase of 17% on a year-over-year basis.

•	Non-GAAP Billings: Total billings, which Jive defines as revenue plus the change in total deferred revenue, were $52.0 million for the fourth quarter, an increase of 44% on a year-over-year basis.

•

Gross Profit: GAAP gross profit for the fourth quarter was $20.5 million, compared to $12.6 million for the fourth quarter of 2011. Non-GAAP gross profit was $21.7 million for the fourth quarter, an increase of 61% year-over-year, and non-GAAP gross margin was 67%, representing approximately 700 basis points of margin improvement compared to the fourth quarter of 2011.

•

Loss from Operations: GAAP loss from operations for the fourth quarter was $15.7 million, compared to a loss of $11.9 million for the fourth quarter of 2011. Non-GAAP loss from operations was $8.9 million, compared to a non-GAAP loss from operations of $8.3 million for the fourth quarter of 2011.

•

Net Loss: GAAP net loss for the fourth quarter was $15.6 million, compared to a net loss of $12.7 million for the same period last year. GAAP net loss per share for the fourth quarter was $0.24, based on 64.2 million weighted-average shares outstanding, compared to a net loss per share of $0.39, based on 32.5 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the fourth quarter was $9.1 million, compared to a net loss of $9.1 million for the same period last year. Non-GAAP net loss per share for the fourth quarter was $0.14, based on 64.2 million weighted-average shares outstanding, compared to a net loss per share of $0.28, based on 32.5 million weighted-average shares outstanding for the same period last year.

•

Balance Sheet and Cash Flow: As of December 31, 2012, Jive had cash and cash equivalents and marketable securities of $168.1 million, compared to $176.9 million at the end of the third quarter. The company used $7.6 million of cash for the previously announced acquisitions of Producteev and Meetings.io during the fourth quarter. Cash from operations was ($1.6) million and the company invested $1.3 million in capital expenditures, leading to free cash flow of ($2.9) million for the fourth quarter. Free cash flow was ($6.4) million for the fourth quarter of 2011. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

Full Year 2012 Financial Highlights

•

Revenue: Total revenue was $113.7 million for fiscal 2012, an increase of 47% on a year-over-year basis. Within total revenue, product revenue was $100.0 million for fiscal 2012, an increase of 53% on a year-over-year basis. Services revenue for fiscal 2012 was $13.6 million, an increase of 13% on a year-over-year basis.

•	Billings: Total billings, which the company defines as revenue plus the change in total deferred revenue, were $152.9 million for fiscal 2012, an increase of 46% on a year-over-year basis.

•

Gross Profit: GAAP gross profit was $68.8 million fiscal 2012, compared to $43.0 million for fiscal 2011. Non-GAAP gross profit was $73.4 million for fiscal 2012, representing a year-over-year increase of 62% and a non-GAAP gross margin of 65%.

•

Loss from Operations: GAAP loss from operations was $47.1 million for fiscal 2012, compared to a loss of $45.7 million for fiscal 2011. Non-GAAP loss from operations was $26.2 million for fiscal 2012, compared to a loss of $32.2 million for fiscal 2011.

•

Net Loss: GAAP net loss for fiscal 2012 was $47.4 million, compared to a $50.8 million net loss for fiscal 2011. GAAP net loss per share for fiscal 2012 was $0.76 based on 62.6 million weighted-average shares outstanding, compared to a loss per share of $1.95 based on 26.1 million weighted-average shares outstanding for fiscal 2011.

Non-GAAP net loss for fiscal 2012 was $26.9 million, compared to a $33.9 million net loss for fiscal 2011. Non-GAAP net loss per share for fiscal 2012 was $0.43, based on 62.6 million weighted-average shares outstanding, compared to a non-GAAP net loss per share for fiscal 2011 of $1.30 based on 26.1 million weighted-average shares outstanding for fiscal 2011.

•

Cash Flow: The company generated $3.1 million in cash from operations and invested $10.6 million in capital expenditures, leading to free cash flow of ($7.5) million for fiscal 2012. Free cash flow was ($19.3) million for fiscal 2011.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Recent Business Highlights

•

Ended the fourth quarter with 800 customers, an increase of 39 from the end of the third quarter of 2012. This customer count excludes customers from the Producteev and Meetings.io acquisitions which closed during the fourth quarter.

•

Signed new and expanded customer relationships with Anglo American, AutoTrader.com, BMW Group, Cameron International, Givaudan AG, Hitatchi Data Systems, Macmillan, Michelin France, and Ricoh Americas Corporation, among others.

•

Announced a business relationship with PwC US to jointly offer Jive’s social business platform and PwC’s consulting services to the enterprise market. Through this relationship, Jive and PwC will work closely together to help organizations drive significant levels of new value with measurable business results for an organization’s employees, partners and customers.

•

Released results of comprehensive customer research conducted by a top global business consulting firm which showed companies using Jive reported a 15% increased worker productivity and a 4% increase in topline revenue, due to:

•	34% reduction in time looking for information and expertise within the company

•	16% reduction in meetings; and

•	21% reduction in email load

Financial Outlook: As of February 5, 2013, Jive’s guidance for its first quarter and full year 2013 is as follows:

•

First Quarter 2013 Guidance: Total revenue is expected to be in the range of $33.5 million to $34.5 million. Non-GAAP loss from operations is expected to be in the range of $9.5 million to $10.5 million. Non-GAAP loss per share is expected to be in the range of $0.15 to $0.17 based on approximately 65.2 million weighted-average diluted shares outstanding.

•

Full Year 2013 Guidance: Total revenue is expected to be in the range of $148.0 million to $153.0 million. Non-GAAP loss from operations is expected to be in the range of $33.0 million to $37.0 million. Non-GAAP loss per share is expected to be in the range of $0.53 to $0.60 based on approximately 66.2 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of $0 million to $3.0 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company’s financial results for the fourth quarter and full year 2012, in addition to discussing the Company’s outlook for the first quarter and full year 2013. To access this call, dial (888) 668-1639 (domestic) or (913) 981-5546 (international) with conference ID #1475728. A live webcast of the conference call will be accessible from the Investor Relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through February 19, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay passcode is 1475728.

About Jive Software

Jive Software (JIVE) is a leader in social business. Our cloud-based platform connects employees, customers and partners and is a proven system, focused on value use cases, that, according to research performed by a top three global business consultancy firm, increases productivity within companies by up to 15%. By combining the power of cloud, mobile, big data and proprietary collaboration technologies, Jive is transforming the way work gets done and unleashing productivity, creativity and innovation for millions of people in many of the world’s largest companies. For a free trial of Jive’s next-generation social business platform, please visit Try Jive.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses, non-recurring expenses related to acquisitions, amortization of acquisition related intangible assets, and changes in fair value of warrant liabilities. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the first fiscal quarter of 2013 and the full year of 2013, the future growth of the social business market, the shift in customer focus, our position to execute on our growth strategy, and our ability to capitalize on our leadership position in the social business market. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Amanda Pires

(650) 465-1215

amanda.pires@jivesoftware.com

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues:
Product	$28,604	$19,173	$100,040	$65,265
Professional services	3,921	3,341	13,626	12,020

Total revenues	32,525	22,514	113,666	77,285
Cost of revenues:
Product	8,495	6,481	30,240	21,689
Professional services	3,570	3,450	14,625	12,596

Total cost of revenues	12,065	9,931	44,865	34,285

Gross profit	20,460	12,583	68,801	43,000
Operating expenses:
Research and development	11,863	7,775	39,190	31,095
Sales and marketing	19,498	13,037	60,235	44,794
General and administrative	4,764	3,675	16,444	12,795

Total operating expenses	36,125	24,487	115,869	88,684

Loss from operations	(15,665)	(11,904)	(47,068)	(45,684)
Other income (expense), net:
Interest income	64	4	180	40
Interest expense	(96)	(812)	(421)	(1,735)
Change in fair value of warrant liability	—	—	—	(7,185)
Other, net	(94)	(7)	(98)	(3)

Total other income (expense), net	(126)	(815)	(339)	(8,883)

Loss before provision (benefit) for income taxes	(15,791)	(12,719)	(47,407)	(54,567)
Provision (benefit) for income taxes	(218)	(53)	28	(3,763)

Net loss	$(15,573)	$(12,666)	$(47,435)	$(50,804)

Basic and diluted net loss per share	$(0.24)	$(0.39)	$(0.76)	$(1.95)

Shares used in basic and diluted per share calculations	64,165	32,490	62,614	26,071

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$48,955	$180,649
Short-term marketable securities	96,492	—
Accounts receivable, net of allowances	54,200	31,999
Prepaid expenses and other current assets	7,864	4,503

Total current assets	207,511	217,151
Marketable securities, noncurrent	22,607	—
Property and equipment, net of accumulated depreciation	16,803	12,639
Goodwill	23,435	17,265
Intangible assets, net of accumulated amortization	11,710	11,141
Other assets	214	146

Total assets	$282,280	$258,342

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,557	$4,566
Accrued payroll and related liabilities	7,357	6,629
Other accrued liabilities	7,123	5,124
Deferred revenue, current	87,698	62,329
Term debt, current	2,400	2,946

Total current liabilities	114,135	81,594
Deferred revenue, less current portion	29,349	15,497
Term debt, less current portion	8,400	10,192
Other long-term liabilities	538	340

Total liabilities	152,422	107,623
Commitments and contingencies
Stockholders’ Equity:
Common stock	8	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	285,331	258,779
Accumulated deficit	(152,160)	(104,725)
Accumulated other comprehensive income	31	10

Total stockholders’ equity	129,858	150,719

Total liabilities and stockholders’ equity	$282,280	$258,342

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(15,573)	$(12,666)	$(47,435)	$(50,804)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,880	2,104	10,050	7,211
Stock-based compensation	5,932	2,898	18,209	10,422
Loss from change in fair value of warrant liability	—	—	—	7,185
Change in deferred taxes	(281)	—	(281)	(3,851)
Gain on sale of property and equipment	21	(2)	21	(2)
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	(18,325)	(7,219)	(22,201)	(11,655)
Prepaid expenses and other assets	(1,051)	(271)	(3,343)	(844)
Increase (decrease), net of acquisitions, in:
Accounts payable	1,407	(1,588)	5,529	1,682
Accrued payroll and related liabilities	1,704	1,721	728	2,857
Other accrued liabilities	2,589	(934)	2,645	623
Deferred revenue	19,493	13,522	39,221	27,606
Other long-term liabilities	(405)	—	—	64

Net cash provided by (used in) operating activities	(1,609)	(2,435)	3,143	(9,506)
Cash flows from investing activities:
Payments for purchase of property and equipment	(1,259)	(3,977)	(10,648)	(9,814)
Increase in restricted cash	—	(132)	—	(132)
Purchases of marketable securities	(12,840)	—	(154,475)	—
Sales of marketable securities	—	—	11,147	—
Maturities of marketable securities	13,140	—	24,229	—
Acquisitions, net of cash acquired	(7,613)	—	(7,613)	(22,892)

Net cash used in investing activities	(8,572)	(4,109)	(137,360)	(32,838)
Cash flows from financing activities:
Proceeds from exercise of stock options, including tax withholding	2,246	1,409	5,970	3,416
Proceeds from issuance of preferred stock, net	—	—	—	40,000
Proceeds from initial public offering, net	—	133,050	(1,014)	132,486
Proceeds from revolving credit facility, net	—	(4,048)	—	(3,533)
Proceeds from term loans	—	—	—	24,203
Repayments of term loans	(600)	(15,823)	(2,450)	(16,927)

Net cash provided by financing activities	1,646	114,588	2,506	179,645

Net increase (decrease) in cash and cash equivalents	(8,535)	108,044	(131,711)	137,301
Effect of exchange rate changes	18	—	17	—
Cash and cash equivalents, beginning of period	57,472	72,605	180,649	43,348

Cash and cash equivalents, end of period	$48,955	$180,649	$48,955	$180,649

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Gross profit, as reported	$20,460	$12,583	$68,801	$43,000
Add back:
Stock-based compensation	622	234	2,035	544
Amortization related to acquisitions	662	664	2,521	1,738

Gross profit, non-GAAP	$21,744	$13,481	$73,357	$45,282

Gross margin, non-GAAP	67%	60%	65%	59%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Research and development, as reported	$11,863	$7,775	$39,190	$31,095
less:
Stock-based compensation	2,065	880	6,250	2,644
Amortization related to acquisitions	17	—	17	1,031
Non-recurring acquisition expense	100	—	100	333

Research and development, non-GAAP	$9,681	$6,895	$32,823	$27,087

As percentage of total revenues, non-GAAP	30%	31%	29%	35%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Sales and marketing, as reported	$19,498	$13,037	$60,235	$44,794
less:
Stock-based compensation	2,080	683	4,970	3,918
Amortization related to acquisitions	11	—	11	—

Sales and marketing, non-GAAP	$17,407	$12,354	$55,254	$40,876

As percentage of total revenues, non-GAAP	54%	55%	49%	53%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
General and administrative, as reported	$4,764	$3,675	$16,444	$12,795
less:
Stock-based compensation	1,165	1,101	4,954	3,316

General and administrative, non-GAAP	$3,599	$2,574	$11,490	$9,479

As percentage of total revenues, non-GAAP	11%	11%	10%	12%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Loss from operations, as reported	$(15,665)	$(11,904)	$(47,068)	$(45,684)
Add back:
Stock-based compensation	5,932	2,898	18,209	10,422
Amortization related to acquisitions	690	664	2,549	2,769
Non-recurring acquisition expense	100	—	100	333

Loss from operations, non-GAAP	$(8,943)	$(8,342)	$(26,210)	$(32,160)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Loss before provision for (benefit from) income taxes, as reported	$(15,791)	$(12,719)	$(47,407)	$(54,567)
Add back:
Stock-based compensation	5,932	2,898	18,209	10,422
Amortization related to acquisitions	690	664	2,549	2,769
Non-recurring acquisition expense	100	—	100	333
Change in fair value of warrant liability	—	—	—	7,185

Loss before provision for (benefit from) income taxes, non-GAAP	$(9,069)	$(9,157)	$(26,549)	$(33,858)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net loss, as reported	$(15,573)	$(12,666)	$(47,435)	$(50,804)
Add back:
Stock-based compensation	5,932	2,898	18,209	10,422
Amortization related to acquisitions	690	664	2,549	2,769
Non-recurring acquisition expense	100	—	100	333
Change in fair value of warrant liability	—	—	—	7,185
Tax benefit related to acquisitions	(281)	—	(281)	(3,851)

Net loss, non-GAAP	$(9,132)	$(9,104)	$(26,858)	$(33,946)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Basic and diluted net loss per share, as reported	$(0.24)	$(0.39)	$(0.76)	$(1.95)
Add back:
Stock-based compensation	0.09	0.09	0.29	0.40
Amortization related to acquisitions	0.01	0.02	0.04	0.11
Non-recurring acquisition expense	0.00	—	0.00	0.01
Change in fair value of warrant liability	—	—	—	0.28
Tax benefit related to acquisitions	(0.00)	—	(0.00)	(0.15)

Basic and diluted net loss per share, non-GAAP	$(0.14)	$(0.28)	$(0.43)	$(1.30)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Total revenues	$32,525	$22,514	$113,666	$77,285
Deferred revenue, end of period	117,047	77,826	117,047	77,826
Less: Deferred revenue, beginning of period	(97,554)	(64,304)	(77,826)	(50,195)

Billings	$52,018	$36,036	$152,887	$104,916